Exhibit 99.1

FOR IMMEDIATE RELEASE

CVS CAREMARK AND CARDINAL HEALTH ANNOUNCE CREATION OF
LARGEST GENERIC SOURCING ENTITY IN U.S.

•	50/50 joint venture combines deep sourcing expertise of two leading companies

•	New entity will collaborate with generic manufacturers to develop innovative supply chain and purchasing strategies

•	Will maintain CVS Caremark and Cardinal Health’s leadership positions as they drive value for their customers, clients and shareholders in a capital-efficient manner

•	Companies separately announced a three-year extension of their existing pharmaceutical distribution agreements through June 30, 2019

Dublin, Ohio, and Woonsocket, R.I., Dec. 10, 2013 - CVS Caremark (NYSE: CVS) and Cardinal Health (NYSE: CAH) today announced the signing of an agreement to form the largest generic sourcing entity in the U.S., which is the world’s largest generic drug market. Both companies are contributing their sourcing and supply chain expertise to this 50/50 joint venture and are committing to source generic drugs through it. The companies separately announced a three-year extension through June 2019 of Cardinal Health’s existing pharmaceutical distribution agreements with CVS Caremark.

The U.S.-based joint venture is expected to be operational as soon as July 1, 2014, and will have an initial term of 10 years. Under this arrangement, the joint venture will source and negotiate generic supply contracts for both Cardinal Health and CVS Caremark. In order to reflect an equitable 50/50 joint venture, the agreement includes a quarterly payment of $25 million over the life of the agreement from Cardinal Health to CVS Caremark. The payments have an estimated after-tax present value of $435 million. No physical assets (e.g., property, plant or equipment) are being contributed by either company to the joint venture, and minimal funding is being provided to capitalize the entity. The venture is subject to the completion of final documentation and customary closing conditions.

CVS Caremark is the largest pharmacy health care provider in the U.S. Last year, the company filled more than a billion prescriptions through its retail and mail order pharmacies. Cardinal Health is a leading health care services company and an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 100,000 provider and pharmacy locations each day. The joint venture will maintain CVS Caremark and Cardinal Health’s leadership positions as they drive value for their customers, clients and shareholders in a capital-efficient manner.

“Cardinal Health has been an outstanding strategic partner over many years and we are excited to form this new venture with them,” said Larry J. Merlo, president and chief executive officer of CVS Caremark. “This partnership will enable us to maintain our leadership role in navigating the dynamic U.S. generics market. With its combined volume and capabilities, the joint venture will develop innovative purchasing strategies with generic manufacturers and enhance supply chain efficiencies.”
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“We are excited to see our long-standing relationship with CVS Caremark expand to include this joint venture, which further enables both companies to focus on improving the cost-effectiveness of health care,” said George Barrett, chairman and chief executive officer of Cardinal Health. “This venture is an extremely compelling combination where volume and efficiency matter. All customers will benefit from the enhanced volume and sourcing capabilities created by this partnership.”

Cardinal Health 2013 Investor and Analyst Day
Cardinal Health management will be discussing this joint venture at its previously announced 2013 Investor and Analyst Day, which is currently underway in New York. To access the meeting and corresponding slide presentation, go to the Investors page at cardinalhealth.com.

About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $101 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers, clinical laboratories and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products and services to more than 100,000 locations each day and is also the industry-leading direct-to-home medical supplies distributor. The company is a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company operates the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #19 on the Fortune 500, Cardinal Health employs 33,000 people worldwide. More information about the company may be found at www.cardinalhealth.com and @CardinalHealth on Twitter.

About CVS Caremark
CVS Caremark is dedicated to helping people on their path to better health as the largest integrated pharmacy company in the United States. Through the company's more than 7,600 CVS/pharmacy stores; its leading pharmacy benefit manager serving more than 60 million plan members; and its retail health clinic system, the largest in the nation with more than 750 MinuteClinic locations, it is a market leader in mail order, retail and specialty pharmacy, retail clinics, and Medicare Part D Prescription Drug Plans. As a pharmacy innovation company with an unmatched breadth of capabilities, CVS Caremark continually strives to improve health and lower costs by developing new approaches such as its unique Pharmacy Advisor program that helps people with chronic diseases such as diabetes obtain and stay on their medications. Find more information about how CVS Caremark is reinventing pharmacy for better health at info.cvscaremark.com.

Cautions Concerning Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the companies claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. They strongly recommend that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in their most recently filed Annual Report on Form 10-K, under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in CVS Caremark’s most recently filed Quarterly Report on Form 10-Q, and in Cardinal Health’s most recently filed Quarterly Report on Form 10-Q, including its exhibits.
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Cardinal Health Contacts

Media:
Debbie Mitchell
(614) 757-6225
debbie.mitchell@cardinalhealth.com

Investors:
Sally Curley
(614) 757-7115
sally.curley@cardinalhealth.com

CVS Caremark Contacts
Media:
Carolyn Castel
(401) 770-5717
carolyn.castel@cvscaremark.com

Investors:
Nancy Christal
(914) 722.4704
nancy.christal@cvscaremark.com

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CVS Caremark and Cardinal Health create largest generic sourcing entity in the U.S. – the world's largest generic drug market

CVS CAREMARK

- Largest U.S. pharmacy health care provider with over $120 billion in revenue
- Focused on enhancing access to care, lowering overall health care costs, and improving health outcomes
- Filled >1 billion prescriptions last year through its retail and mail order pharmacies

CardinalHealth

- Leading health care services company with $101 billion in revenue
- Focused on improving the cost-effectiveness and efficiency of health care so providers can focus on their patients
- Serve more than 100,000 locations daily

Sourcing Joint Venture

- 50/50 U.S.-based joint venture; largest generics sourcing entity in the U.S.
- Combines deep sourcing expertise of two leading companies
- Joint venture sources and negotiates generic supply contracts for both companies
- Joint venture will not take ownership of products or hold inventory on behalf of either company
- Will maintain CVS Caremark and Cardinal Health's leadership positions as they drive value for customers, clients and shareholders in a capital-efficient manner

Generic Manufacturers negotiate with Sourcing Joint Venture

- New entity will collaborate with generic manufacturers to develop innovative supply chain and purchasing strategies
- Both CVS Caremark and Cardinal Health will continue to manage their product orders and logistics processes in the same way as they do today